                                                                    EXHIBIT 4.11

                                 CHARTER PARTY
                                  dated as of
                                December 5, 1997
                                    between
                             QM TANKER 1178 TRUST,
          a trust created pursuant to the Delaware Business Trust Act under the Declaration and Agreement of Trust
                         dated as of November 19, 1997
                             by Owner Participant,
                                     Owner
                                      and
                      MOBIL EQUIPMENT FINANCE COMPANY INC.
                                   Charterer

--------------------------------------------------------------------------------

                            Charter of Hull No. 1178



AS SET FORTH IN ARTICLE 20 OF THIS CHARTER PARTY, CERTAIN OF THE RIGHT, TITLE AND INTEREST OF OWNER IN AND TO THIS CHARTER PARTY HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF STATE STREET BANK AND TRUST COMPANY, AS THE INDENTURE TRUSTEE, UNDER THE TRUST INDENTURE, ASSIGNMENT OF CHARTER AND HEAD LEASE, AND SECURITY AGREEMENT DATED AS OF DECEMBER 5, 1997 BETWEEN THE OWNER TRUST AND THE INDENTURE TRUSTEE, AS SUCH INDENTURE MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF. THIS CHARTER PARTY HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS CHARTER PARTY CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS CHARTER PARTY MAY BE CREATED THROUGH THE TRANSFER OF POSSESSION OF ANY EXECUTED COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE INDENTURE TRUSTEE ON OR IMMEDIATELY FOLLOWING THE SIGNATURE PAGE THEREOF.

                             BAREBOAT CHARTER PARTY
                             ----------------------

     AGREEMENT made as of the 5th day of December, 1997 between QM TANKER 1178 TRUST, a trust created pursuant to the Delaware Business Trust Act (hereinafter called "Owner"), having an office and authorized to conduct business at Elizabethan Square, Grand Cayman, Cayman Islands and created under the Declaration and Agreement of Trust, under which Deutsche Morgan Grenfell (Cayman) Limited, a Cayman Islands banking corporation is the Managing Trustee (together with its permitted successors and assigns, hereinafter called the "Managing Trustee") (the Managing Trustee acting not individually, but solely as trustee for the Owner Trust, hereinafter called "Owner Trustee"), and Mobil Equipment Finance Company Inc., a Delaware corporation having an office and place of business at 3225 Gallows Road, Fairfax, VA 22037 (hereinafter called "Charterer"), whereby Owner will let and demise and Charterer will hire the LR1 crude oil tank vessel identified in Schedule 1 (hereinafter called the "Vessel") on the Delivery Date.

     WHEREAS, U.K. Lessor has entered into a Construction Contract dated November 24, 1997 with Hyundai Corporation and Hyundai Heavy Industries Co. Ltd. (together, hereinafter called the "Builder") providing for the construction and sale of the Vessel to U.K. Lessor on the terms stated therein;

     WHEREAS, Owner has entered into the Head Lease with U.K. Lessor pursuant to which the Vessel has been let to Owner for the U.K. Lease Term; and

     WHEREAS, Owner wishes to subject its interests in the Vessel, including such interests under the Head Lease, to a charter in favor of Charterer upon the terms set forth herein;

     NOW THEREFORE, in consideration of $1.00 in hand paid and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE 1.

                                  Definitions
                                  -----------

     For the purposes hereof, capitalized terms used herein (including those used in the preamble and in the foregoing recitals) and not otherwise defined herein shall have the meanings assigned to them in Appendix A, which Appendix A shall for all purposes constitute part of this Charter Party and shall be subject to amendment in accordance with the terms hereof. References in this Charter Party to Articles, subarticles, clauses, Schedules, Appendices and Exhibits are to Articles, subarticles and clauses of, and Schedules, Appendices and Exhibits to, this Charter Party unless otherwise indicated.

                                   ARTICLE 2.

                       Effective Date and Charter Period
                       ---------------------------------

     Owner agrees to let and demise and Charterer agrees to hire all of Owner's right, title and interest in the Vessel upon the terms and conditions set forth in this Agreement for the Charter Period. As of the Charter Party Termination Date, the Vessel shall, except as otherwise expressly provided herein, be redelivered to Owner or its designee pursuant to the terms of Article 19. This Agreement shall be binding and effective immediately upon execution hereof notwithstanding any failure of the Delivery Date to occur.


                                   ARTICLE 3.

                                      Hire
                                      ----

     (a) Bareboat Hire.  Charterer shall pay to Owner, as charter hire for the
         -------------
Vessel Interest, Bareboat Hire in installments with respect to each Rate Period during the Charter Period on the dates and in the amounts provided in Articles 3(c) and (d). Each installment of Bareboat Hire shall be in arrears. Bareboat Hire with respect to any charter entered into pursuant to Article 19(c) following the expiration of this Charter Party shall be payable as provided in
Article 19(c).

     (b) Supplemental Hire.  Charterer shall pay to Owner, for its own account,
         -----------------
or to the Person entitled thereto, as provided herein or in any other Operative Document, any and all Supplemental Hire promptly as the same shall become due and payable. As part of Supplemental Hire hereunder, Charterer shall pay the Make-Whole Amount, if any, payable upon any redemption of the Secured Notes under the Indenture as and when such Make-Whole Amount is due, provided that Charterer shall not be required to pay any Make-Whole Amount in respect of the redemption or purchase of the Secured Notes pursuant to Section 3.06 of the Indenture.

     (c) Base Hire.  Base Hire shall be payable to Owner semi-annually in
         ---------
arrears on the Base Hire Payment Dates in the amounts and commencing on the date set forth in Schedule 2. Under no circumstances shall the Bareboat Hire for any Rate Period be lower than the Base Hire for such Rate Period.

     (d) Excess Hire.  Payment of Excess Hire shall be payable to Owner or in
         -----------
accordance with its instructions, semi-annually in arrears on March 1 and September 1 of each year following the applicable Rate Period. The amount of Excess Hire shall be determined in accordance with Schedule 2A.

     (e) Method of Payment.  Subject to Article 20(b), all Bareboat Hire and
         -----------------
Supplemental Hire payable to Owner shall be paid to Owner's account specified in
Schedule 1 to the Participation Agreement or to such other Person or account at such other place as Owner shall specify in writing to Charterer at least five Business Days prior to the due date thereof. All Supplemental Hire payable to any Person other than Owner pursuant to any Operative Document shall be paid directly to such Person as provided in such Operative Document. Each payment of Hire shall be made by Charterer in immediately available funds, on or before 12:00 noon, local time at the place of receipt, on the scheduled date on which such payment shall be due, unless such scheduled date shall not be a Business Day in which case such payment shall be due and payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

     (f) Late Payment.  If any Hire shall not be paid when due, Charterer shall
         ------------
pay to Owner (or, in the case of Supplemental Hire, to Owner for its own account or to the Person entitled thereto as provided herein or in any other Operative Document), as Supplemental Hire, interest (to the extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof (unless payment is made after 12:00 noon, local time at the place of receipt, in which event such date of payment shall be included) at the Overdue Rate.

     (g) Minimum Payment.  Notwithstanding any other provision of this Charter
         ---------------
Party or any other Operative Document, (a) the amount of Base Hire payable on each Base Hire Payment Date, shall be at least equal to the aggregate amount of scheduled principal and accrued interest due and payable on the Secured Notes Outstanding on such Base Hire Payment Date and (b) the amount of Termination Value as of any date, together with any Base Hire payable hereunder on such date, shall be at least equal to the aggregate amount of principal and accrued interest which would be due and payable on the Secured Notes Outstanding on such date.


                                   ARTICLE 4.

                    Description of the Vessel; Documentation
                    ----------------------------------------

     (a) Description of Vessel.  The Vessel will be built by Builder and at the
         ---------------------
Delivery Yard shown on Schedule 1 in accordance with the Construction Contract which calls for delivery thereof on or prior to the scheduled delivery date shown on Schedule 1. The Vessel will have a designed deadweight capacity of approximately 105,500 metric tons, and otherwise will conform to the description set forth in Schedule 1.

     (b) Documentation.  As of the Delivery Date the Vessel shall be registered
         -------------
under the laws of the Marshall Islands or under the laws of such other country as Owner and Charterer may agree which is not materially less favorable to the Indenture Trustee as trustee for holders of Secured Notes; and Charterer shall, throughout the Charter Period maintain said documentation. Owner shall, at the request of Charterer, immediately execute or file all documents necessary to maintain such documentation and to effect any name change(s). Charterer may, at any time, instruct Owner to change the name of the

Vessel, it being understood that all costs for changing the Vessel's name shall be payable by Charterer.


                                   ARTICLE 5.

                    Owner's Warranties and Representations
                      and Certain Charterer Undertakings
                ----------------------------------------------

          (a) Owner's Representations.  Owner represents and warrants that as of
              -----------------------
the Delivery Date (i) legal title in the Vessel will be held by U.K. Lessor,
(ii) unless the Head Lease shall have been terminated, Owner shall be the lessee under the Head Lease, which shall be in full force and effect, (iii) Owner's rights to the Vessel shall be subject to no Owner's Liens, and (iv) the description of the Vessel set forth herein will be true and accurate in all material respects.

          (b) Indenture.  The Charterer acknowledges the assignment of certain
              ----------
of Owner's rights hereunder in accordance with the terms and conditions of the Indenture, and agrees to comply in accordance with the terms of this Charter, with such instructions and directions as the Indenture Trustee may, in place of Owner, give hereunder in accordance with the provisions of the Indenture following an Indenture Event of Default.

          (c) U.K. Documents.  Charterer has acquainted itself with all terms,
              --------------
conditions and provisions of the Head Lease and the other U.K. Documents. To the extent there are any obligations imposed on Owner under the Head Lease other than obligations to pay rentals, termination amounts, and related adjustments under Articles 7, 8, 18, 19, 21, 22 of the Head Lease and the Financial Schedule thereto that are not imposed on Charterer hereunder, Charterer shall take such action as may be required to permit Owner to perform, or shall itself perform, such obligations to the extent necessary to keep the Head Lease in full force and effect. Nothing in this Article 5(c) shall create a separate obligation of Charterer to perform any of the covenants contained in the Head Lease except to the extent expressly required in the preceding sentence.


                                   ARTICLE 6.

                                 DELIVERY DATE
                                 -------------

     (a) Delivery.  Owner shall deliver and demise the Vessel to Charterer, and
         --------
Charterer shall accept the delivery and demise of the Vessel immediately upon delivery of the Vessel by the Builder to U.K. Lessor, on the Delivery Date at the Delivery Yard, such delivery and acceptance to be conclusively evidenced by Charterer's execution of the Protocol of Delivery and Acceptance.

     (b) Delivery Conditions.   Satisfaction of the following in all material
         -------------------
respects on or prior to the Delivery Date shall be a condition to the occurrence of the Delivery Date:

     (i) The Builder and the Supervisory Agent shall have been paid any additional amounts then due under the Construction Contract and the Supervisory Agreement, respectively, out of funds available for the purpose as contemplated by the Operative Documents;

     (ii) U.K. Lessor (or a person acting on behalf of U.K. Lessor in accordance with the Supervisory Agreement) shall have accepted delivery of the Vessel from the Builder and Owner shall have accepted delivery of the Vessel from U.K. Lessor under the Head Lease and in evidence thereof appropriate protocols of delivery and acceptance shall have been executed;

     (iii) Owner shall have accepted possession and use of the Vessel under the Head Lease;

     (iv) Charterer shall have accepted delivery of the Vessel under this Charter and in evidence thereof shall have executed and delivered to Owner the Protocol of Delivery and Acceptance;

     (v) title to the Vessel shall have been registered in the name of U.K. Lessor in the Marshall Islands (or other jurisdiction designated by Owner Participant acceptable to Charterer and not materially less favorable to the Indenture Trustee as trustee for holders of the Secured Note);

     (vi) U.K. Lessor shall have executed and delivered to Owner the Ship Mortgage in the form attached to the Head Lease with such changes thereto as Owner and the Indenture Trustee may agree and are not materially adverse to the holder of the Secured Note, and Owner shall have caused the Ship Mortgage to be filed and recorded in the registry of the Marshall Islands or, if applicable, the appropriate registry of such other jurisdiction in which the Vessel has been registered, and the rights of Owner to receive the proceeds of the Ship Mortgage shall to the extent feasible have been validly assigned to the Indenture Trustee as security for the Secured Notes;

     (vii) Charterer shall have caused to be accomplished all other filings, recordings or other action that are reasonably feasible and necessary or desirable to establish Owner's right, title and interest in and to the Vessel Interest, and to perfect the Lien on and security interest in the Indenture Estate created by the Indenture;

     (viii) on or prior to the Delivery Date, insurance complying in all respects with the provisions of Section 16(a)(i) of this Charter shall be in full force and effect and Owner Participant, the Pass Through Trustee and the Indenture Trustee shall have received an Officer's Certificate of Charterer, dated the Delivery Date, stating that such insurance complies in all respects with the provisions of such Section 16(a)(i); and

     (ix) Charterer shall have caused to be delivered to the other parties hereto favorable opinions of counsel as to the matters referred to in clauses
(v), (vi) and (vii) of this Section 6(b)(i).

Any of such conditions may be amended or waived by agreement of Owner and Charterer subject, in the case of any such amendment or waiver that would be adverse to the interests of the holders of Secured Notes in any material respect, to the prior consent of the Indenture Trustee.

     (c) Determination to Accept Delivery.  Nothing in this Article 6 shall
         --------------------------------
affect in any way the rights of MOSAT in accordance with Article 5 of the Joint Venture Agreement or in accordance with the Supervisory Agreement, to determine when and whether to accept delivery of the Vessel.

     (d) Notice of Delivery.  Owner will provide Charterer with the earliest
         ------------------
possible notification of the intended Delivery Date, and shall confirm this information fifteen (15) days, seven (7) days and three (3) days prior to the Delivery Date; provided that the failure to provide any such notice shall not otherwise affect Charterer's obligations hereunder.


                                   ARTICLE 7.

                  Quiet Enjoyment; Use and Trade of the Vessel
                  --------------------------------------------

     (a) Quiet Enjoyment.  Owner warrants and covenants that, unless a Charter
         ---------------
Event of Default shall have occurred and be continuing and this Charter Party shall have been declared to be in default pursuant to Article 22(a), Charterer shall at all times during the Charter Period be entitled to the quiet use and enjoyment of the benefits of the Vessel, including the right to uninterrupted possession and use of the Vessel but subject to the rights of the parties to the U.K. Documents, and Owner shall not, save as provided under the U.K. Documents, take or permit any Person lawfully claiming by, through or under it to take any action which interferes with such quiet use or enjoyment or such possession or use or the rights of any subcharterer or assignee to such quiet use or enjoyment or such possession or use under any subcharter or assignment permitted hereunder (including, without limitation, the rights of MSCL under the Initial Subcharter).

     (b) Use of Vessel.  During the Charter Period, Charterer shall have the
         -------------
full use of the Vessel and may employ it worldwide in any lawful trades permitted by laws and regulations of the U.S. and of the Marshall Islands or such other jurisdiction where the Vessel is registered, subject to the limits of then current Institute Warranties and Clauses, carrying such lawful cargoes as Charterer, Permitted Subcharterer or their authorized agents may direct.

                                   ARTICLE 8.

                            Condition Upon Delivery
                            -----------------------

     Disclaimer of Warranties.  Neither Owner nor Owner Participant makes any
     ------------------------
representations or warranties whether written, oral or implied, with respect to the Vessel Interest, the Vessel, or any part thereof, except as expressly set forth in Section 7 or 9 of the Participation Agreement or in any Officer's Certificate of the Owner Trust or Owner Participant, in each case delivered pursuant to the Participation Agreement. As between Owner and Charterer, execution by Charterer of this Charter Party and the Protocol of Delivery and Acceptance shall be conclusive proof of Charterer's acceptance of the Vessel and the Vessel Interest for all purposes hereof and of the commencement of the Charter Period with respect thereto and that the Vessel and the Vessel Interest are satisfactory to Charterer in all respects. CHARTERER ACKNOWLEDGES THAT OWNER IS NOT A MANUFACTURER OR DEALER IN SHIPS OR THE COMPONENTS THEREOF AND OWNER CHARTERS AND CHARTERER TAKES THE VESSEL AND THE VESSEL INTEREST AND EACH PART THEREOF AS IS AND WHERE IS, AND NEITHER OWNER NOR OWNER PARTICIPANT SHALL BE DEEMED TO HAVE MADE, AND OWNER HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE REFERRED TO IN THE SECOND PRECEDING SENTENCE, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE VESSEL OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, THE ABILITY OF THE VESSEL TO PERFORM ANY FUNCTION, TITLE TO THE VESSEL OR ANY PART THEREOF, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. CHARTERER CONFIRMS THAT IT HAS SELECTED THE VESSEL AND EACH PART THEREOF ON THE BASIS OF ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS RELIANCE IN CONNECTION WITH SUCH SELECTION UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY OWNER OR OWNER PARTICIPANT. The provisions of this Article have been negotiated and, except as expressly set forth in Sections 7 and 9 of the Participation Agreement or in any Officer's Certificate of the Owner Trust or Owner Participant, the foregoing provisions are intended to be a complete exclusion and negation of any representation or warranty by Owner or Owner Participant, express or implied, with respect to this Charter Party, the Vessel, the Vessel Interest or any part thereof that may arise pursuant to any law now or hereafter in effect or otherwise. Nothing contained in this Article shall be construed as a waiver of any warranty or other claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer, including the Builder.

                                   ARTICLE 9.

                                  Net Charter
                                  -----------

This is a net bareboat charter and, notwithstanding any other provision of this Charter Party, the obligation of Charterer to pay Hire hereunder shall be absolute and unconditional and shall not be affected by any circumstance of any character, including, without limitation: (a) counterclaim, setoff, deduction, defense, abatement, suspension, deferment, diminution or reduction; (b) any defect in the condition, design, quality or fitness for use of the Vessel, or any part thereof or interest therein or the failure of the Builder to construct or deliver the Vessel; (c) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of, the Vessel Interest, the Vessel or any part thereof or interest therein; (d) any restriction, prevention, interruption or curtailment of or interference with any use, operation or possession of the Vessel Interest, the Vessel or any part thereof or interest therein, including, without limitation, as a result of a termination of or default under the Head Lease or any other U.K. Document; (e) any defect in, or any Lien on, title to the Vessel Interest, the Vessel or any part thereof or interest therein; (f) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Charterer or Owner; (g) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Charterer, the Indenture Trustee, Owner, Owner Participant, U.K. Lessor, any Loan Participant, any Holder or any other Person, or any action taken with respect to this Charter Party by any trustee or receiver of any Person mentioned above, or by any court; (h) any claim that Charterer has or might have against any Person, including, without limitation, the Indenture Trustee, any Loan Participant, Owner, Owner Participant, Managing Trustee or any Holder (but this
Article 9 shall not constitute a waiver of any such claim); (i) any failure on the part of Owner, U.K. Lessor, the Indenture Trustee, Owner Participant, Managing Trustee or any Loan Participant to perform or comply with any of the terms hereof or of any other agreement; (j) any invalidity or unenforceability or disaffirmance of this Charter Party or any provision hereof or any of the other Operative Documents or the U.K. Documents or any provision of any thereof, whether against or by Charterer or otherwise; or (k) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Charterer shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Charterer, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Charter Party, or to any diminution or reduction of Assigned Hire payable by Charterer hereunder. All payments by Charterer of Base Hire and Termination Value (or amounts payable by reference thereto) and other Assigned Hire made hereunder as required hereby shall be final absent manifest error, and Charterer shall not seek to recover any such payment or any part thereof for any reason whatsoever absent manifest error. If this Charter Party shall be terminated in whole or in part for any reason whatsoever Charterer shall, except as expressly provided herein, nonetheless pay to Owner (or, in the case of Supplemental Hire, to the Person entitled to such Supplemental Hire as specified herein or in the appropriate Operative Document) an amount equal to each payment of Assigned Hire at the time and in the manner that such payment would have become due and payable under the terms of this Charter Party if it had not been terminated in whole or in part. Nothing contained in this Article 9 shall be construed as (a) a guaranty of (i) the value of the Vessel Interest or the Vessel upon the expiration or termination of the Charter Period or (ii) the useful life of the Vessel or (iii) payment of any of the Secured Notes or (b) a prohibition of assertion of any claim against any manufacturer, supplier, dealer, vendor, contractor, subcontractor or installer with respect to the Vessel or (c) a waiver by Charterer of its right to assert and sue upon any claims it may have against any other Person in one or more separate actions.


                                  ARTICLE 10.

                                    Manning
                                    -------

Solely as between Owner and Charterer, the master, officers and crew of the Vessel and all other persons at any time during the Charter Period on board the Vessel shall be deemed to be engaged and employed exclusively by Charterer or Permitted Subcharterers and shall be deemed to be and remain Charterer's or Permitted Subcharterers' servants, navigating and working the Vessel solely on behalf of and at the risk of Charterer or such Permitted Subcharterers. Owner shall not have any interest in any hire, freight or salvage moneys earned by the Vessel or received by Charterer or any Permitted Subcharterer.


                                  ARTICLE 11.
                                  -----------

                            Maintenance; Inspection
                            -----------------------

     (a) Maintenance.  During the Charter Period, Charterer shall maintain and
         -----------
preserve the Vessel in such condition as will entitle it to maintain the same classification and rating of American Bureau of Shipping (hereinafter called the "Classification Society") as when delivered to Charterer under this Charter Party. Charterer shall furnish to Owner a copy of all reports and certificates issued by the Classification Society evidencing the maintenance of such classification and safety standards. At all times during the Charter Period, Charterer shall operate and maintain (or cause the Permitted Subcharterer to operate and maintain) the Vessel in accordance with MOSAT's established maintenance, rebuild and repair programs for similar Vessels (and without discriminating against the Vessel based on the leased status of the Vessel Interest or otherwise) so as to keep the Vessel (i) in good working order and condition, ordinary wear and tear excepted and (ii) in compliance in all material respects with all applicable Governmental Rules and Governmental Actions and the requirements of the Classification Society; provided, however,
                                                            --------  -------
that Charterer shall not be obligated to comply with any Governmental Rule or Governmental Action (A) whose application or validity is being contested diligently and in good faith by appropriate proceedings, (B) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such Governmental Rule or Governmental Action but only to the extent that Charterer's noncompliance is in accordance therewith, (C) if good faith efforts and appropriate steps are being taken to comply (in which case such compliance shall be effected prior to the date the Vessel is to be returned to Owner hereunder), or (D) if failure of compliance (individually and in the aggregate with all other instances of continuing noncompliance by Charterer) would result in no material adverse consequences to Charterer, Owner, Owner Participant or U.K. Lessor, so long as, in the case of each of clauses (A) through (D) of this proviso, neither such failure of compliance nor such contest shall result in any material risk or danger of (1) the sale, forfeiture or loss of any material part of or interest in the Vessel or the Vessel Interest, the Trust Estate or the Indenture Estate or title thereto, (2) any interference with the payment of Hire when due, or (3) the imposition of any criminal liability on the part of, or any other material adverse effect on, Owner, Owner Participant, U.K. Lessor, the Trust Estate, the Indenture Estate or the Vessel Interest. Charterer shall have the right to make such repairs to the Vessel as it deems advisable in its sole discretion, subject to compliance with the express provisions of this Charter Party. Owner shall have no obligation to maintain, alter, repair, rebuild or replace the Vessel or any part thereof, and Charterer expressly waives (to the extent legally permitted to do so but without prejudice to any rights it may have against, or obligation of, Owner Participant with respect thereto) the right to perform any such action at the expense of Owner pursuant to any law at any time in effect. During the Charter Period, Charterer shall keep and maintain (or cause to be kept and maintained) proper books and records relating to all services rendered and all funds expended for operation, maintenance, repair and replacement of the Vessel and the acquisition, construction or installation of all Components, Replacement Components and Modifications, all in accordance with customary practices in the oil tanker industry.

     (b) Inspection.  During the Charter Period, Owner shall have the right at
         ----------
any time, on reasonable notice, to inspect the Vessel in order to ascertain whether the Vessel is being properly repaired and maintained; provided that unless a Charter Event of Default shall have occurred and be continuing, no such inspection shall be made more than once in any calendar year. Charterer shall also permit Owner to inspect the Vessel's logs whenever requested, on reasonable notice, and shall promptly furnish Owner with information in such detail as may reasonably be requested regarding any material casualties or oil pollution incidents involving the Vessel. During the Charter Period, the Indenture Trustee shall have the same right to inspect the Vessel and the related books and records, provided that, unless an Event of Default shall have occurred and be continuing, such inspection shall be not more often than once per year.

     (c) Certain Operating Costs.  The provisions of Articles 11, 12 and 13 as
         ------------------------
to the costs of maintaining, operating and modifying the Vessel and equipping it with spares and of Article 5(c) as to the costs of maintaining the Head Lease in force shall be without prejudice to the calculation of Daily Operating Costs in accordance with the terms of clause (d) of Schedule 2B and without prejudice to the obligation of Owner to comply with the provisions of Articles 13 and 14 of the Joint Venture Agreement relating to operating, repair and maintenance costs and drydock costs.

                                  ARTICLE 12.

                       Fuel, Lubricants, Water, Stores,
                     Equipment and Spare Replacement Parts
                     -------------------------------------

     (a) Fuel and Lubricants.  On or as soon as possible following the Delivery
         -------------------
Date, Charterer agrees to pay or cause to be paid to Builder in accordance with the provisions of Article 4 of the Joint Venture Agreement, the amount payable under Section 6(k) of the Shipbuilding Contract for such fuel, unbroached lubricating oil, unused lubricating oil in storage tanks, and unbroached consumable stores as may be aboard the Vessel as of the Delivery Date. In the event the Vessel is redelivered to Owner or its designee at the expiration of this Charter Party, on the date of such redelivery (hereinafter the "Redelivery Date"), Owner or its designee shall accept and pay Charterer the latter's actual costs for such fuel, unbroached lubricating oil, unused lubricating oil in storage tanks and unbroached consumable stores as then remain on board the Vessel.

     (b) Use of Equipment and Appurtenances.  Charterer shall have the use,
         ----------------------------------
without extra cost, of such equipment, outfit, appurtenances, as are on board the Vessel on the Delivery Date. Such items or their substantial equivalent shall be returned to Owner or its designee on the Redelivery Date in the same good order and condition as when received, reasonable wear and tear excepted. Charterer shall have the use, without extra cost, of spare and replacement parts as are on board the Vessel on the Delivery Date. The same or their substantial equivalent shall be returned to Owner or its designee on the Redelivery Date in the same good condition as when received, reasonable wear and tear excepted.

     (c) Spares and Replacement Parts.  Subject to Article 13 below, during the
         ----------------------------
Charter Period, Charterer shall provide such additional equipment, outfit, tools, spare and replacement parts, crockery and linen as may be required for Charterer's operation of the Vessel. Spare and replacement parts ordered for, but not delivered to, the Vessel by or for Owner on or before the Delivery Date, or the same or the substantial equivalent of such spare and replacement parts ordered by or for Charterer on or before the Redelivery Date shall be taken over and paid for, respectively, by Charterer or Owner, as the case may be, when delivered to the Vessel; and such equipment shall remain the property of, respectively, Charterer or Owner as the case may be. The foregoing shall not apply to spare and replacement parts ordered for the pumps, gear and equipment described in Article 13(b).

     (d) Certificate of Master.  For the purposes of Article 12(a), the
         ---------------------
certificate of the master of the Vessel shall in the absence of manifest error be binding on Charterer and Owner as to the inventory fuel, unbroached lubricating oil, unused lubricating oil in storage tanks and unbroached consumable stores on board the Vessel at the Delivery Date and Redelivery Date; and said inventories shall be used to determine the sums, if any, owing to Builder pursuant to Article 12(a) on the Delivery Date and Redelivery Date, respectively, which sums shall be due and payable in United States Dollars on presentation of the respective party's invoice.


                                  ARTICLE 13.

                              Vessel Modification

     (a) Required Modifications.  At all times during the Charter Period,
         ----------------------
Charterer shall make (or cause to be made) all Severable and Nonseverable Modifications to the Vessel as may be required from time to time to meet the requirements of clause (ii) of Article 11(a) or to maintain any insurance coverage required by Article 16 (subject to the qualifications set forth in such Article) unless Charterer shall have elected to terminate this Charter Party pursuant to Article 18 or unless Charterer shall have made the election provided in Article 13(f) ("Required Modifications"). Charterer shall complete (or cause to be completed) all Required Modifications in a good and workmanlike manner, with reasonable dispatch and in a manner (but only to the extent practicable in the case of Modifications to the Vessel required pursuant to clause (ii) of
Article 11(a) or to maintain any insurance coverage required by Article 16) which does not decrease except to a de minimis extent the Fair Market Sales
                                    -- -------
Value of the Vessel or decrease the remaining useful life or utility of the Vessel or cause the Vessel to become "limited use property" within the meaning of Revenue Procedure 76-30.

     (b) Optional Modifications.  Charterer may, at no expense to Owner, make
         ----------------------
(or cause or allow to be made) such other Severable and Nonseverable Modifications to the Vessel not required by Article 11(a), including the installation of pumps, gear and equipment in addition to that on board as of the Delivery Date, as do not decrease the Fair Market Sales Value (except to a de
                                                                           --
minimis extent) of the Vessel or decrease the remaining useful life or cause the
-------
Vessel to become "limited use property" within the meaning of Revenue Procedure 76-30.

     (c) Title to Modifications; Purchase Option for Severable Modifications.
         -------------------------------------------------------------------
(i) Title to all Severable Modifications to the Vessel that are not Required Modifications shall vest in Charterer or any Person designated by Charterer. Charterer may, with the written consent of Owner Participant, remove (or allow to be removed) any such Severable Modification prior to or upon the expiration of the Charter Period. Title to any such Severable Modification remaining on the Vessel upon the expiration of the Charter Period shall, to the extent required by the Head Lease, vest in the Head Lessor.

          (ii) Title to (x) Severable Modifications to the Vessel that are Required Modifications and (y) Nonseverable Modifications to the Vessel, shall to the extent required by the Head Lease vest in U.K. Lessor and shall otherwise vest in Owner free and clear of all Liens except Permitted Liens.

          (d) Payment for Modifications and Replacement Components. (i)
              ----------------------------------------------------
Charterer shall, with the written consent of Owner Participant, be permitted at any time to finance the cost of any Severable Modification to the Vessel that is not a Required Modification by any Governmental Rule or Governmental Action, directly or indirectly, including, without limitation, on a third party ownership basis.

          (ii) Charterer may with the written consent of Owner Participant seek financing for the cost of any Modification (including any alterations to the Vessel pursuant to Article 15 of the Construction Contract) to the Vessel by the issuance of Additional Notes pursuant to Section 2.08 of the Indenture. Charterer shall first provide Owner and Owner Participant with written notice of such Modification at least 30 days prior to the date of such proposed financing.

          (e) Replacement of Components; Removal of Property.  (i)  In the
              ----------------------------------------------
ordinary course of maintenance, service, repair or testing during the Charter Period, any Component or Replacement Component may be removed and replaced with a Replacement Component and, upon such replacement, Charterer (or its designee) shall be entitled to retain the amount of the net proceeds of any sale or disposition of any such removed Component or Replacement Component. Any such Replacement Components shall be free and clear of all Liens, except Permitted Liens, and in as good operating condition as, and with a value, utility and useful life at least equal to, the Components or Replacement Components replaced, assuming such replaced Components or Replacement Components were in at least the condition and repair required to be maintained hereunder. Immediately upon any Replacement Component becoming incorporated in the Vessel without further act, (x) title to such Replacement Component thereupon shall vest in U.K. Lessor and Owner's interest therein under the Head Lease shall be subject to the Lien of the Indenture, (y) such Replacement Component shall become subject to this Charter Party and Owner's interest therein under the Head Lease shall be deemed a part of the Vessel Interest for all purposes hereof to the same extent as the Component or Replacement Component it replaced and (z) title to such removed Component or Replacement Component shall vest in Charterer or such Person as shall be designated by Charterer, free and clear of all rights of Owner and the Indenture Trustee and shall no longer be deemed a Component or a Replacement Component hereunder.

          (ii) If, at any time during the Charter Period, Charterer shall conclude that any property included in the Vessel is obsolete, redundant or unnecessary and can be removed without diminishment of the value or utility of the Vessel or reduction of the remaining useful life of the Vessel and without causing the Vessel to become "limited use property" within the meaning of Revenue Procedure 76-30, Charterer may remove (or allow to be removed) such property and upon such removal, without further act, title to such property shall vest in Charterer or in such Person as shall be designated by Charterer, free of the rights of U.K. Lessor and the Lien of the Indenture; provided that
                                                                 --------
Charterer shall account for any net proceeds from any sale or other disposition of any items of such property in accordance with the provisions of Schedule 2B and Articles 13 and 14 of the Joint Venture Agreement.

          (f) Exemption from Certain Modifications.  Notwithstanding the
              ------------------------------------
provisions of Article 13 (a), if in the reasonable estimation of Charterer any Severable or

Nonseverable Modification that would otherwise be a Required Modifications exceeds $1,000,000 multiplied by the Inflation Factor for the date of such estimate, Charterer may, by notice to Owner, elect not to make such Modification provided the failure to make such Modification will not prevent economic operation of the Vessel in jurisdictions and between ports not affected by such Governmental Rules, provided, further, the failure to make such modification
                    --------  -------
shall not result in any material risk or danger of (1) the sale, forfeiture or loss of any material part of or interest in the Vessel or the Vessel Interest, the Trust Estate or the Indenture Estate or title thereto, (2) any interference with the payment of Hire when due or (3) the imposition of any criminal liability on the part of, or any other material adverse effect on, Owner, Owner Participant, U.K. Lessor, the Trust Estate, the Indenture Estate or the Vessel Interest.

          (g) Cost of Modifications.  Charterer shall be entitled to recover
              ---------------------
from Owner Participant the cost of any Modification required to be paid by Owner Participant pursuant to as provided in accordance with Schedule 2B hereto or Articles 13 or 14 of the Joint Venture Agreement, as applicable, provided that so long as the Lien of the Indenture shall not have been discharged, no failure of Owner Participant to pay such reimbursement shall constitute a default under this Charter Party, reduce the obligations or rights of Charterer or Owner hereunder or affect the continued validity and enforceability of this Charter Party in any manner.


                                  ARTICLE 14.

                                 Event of Loss

          (a) Notice of Event of Loss.  If there shall occur an Event of Loss,
              -----------------------
Charterer shall promptly notify Owner and the Indenture Trustee of the occurrence thereof and the Termination Value Determination Date on which the Termination Value will be paid.

          (b) Payment of Termination Value, Etc.  If an Event of Loss shall
              ----------------------------------
occur, Charterer shall pay to Owner as compensation for such Event of Loss, on the date which is the latest Termination Value Determination Date occurring not later than 180 days after the date of such Event of Loss, the Termination Value as of such Termination Value Determination Date. Charterer shall pay, simultaneously therewith, (i) all Bareboat Hire due and owing prior to the date of such payment, (ii) all Supplemental Hire due and owing on or prior to the date of such payment, (iii) if such Termination Value Determination Date is a Base Hire Payment Date, all Base Hire payable on such Base Hire Payment Date, and (iv) all Excess Hire or Additional Excess Hire accrued through such Termination Value Determination Date, whereupon (A) this Charter Party and the obligations of Charterer hereunder shall terminate as of the date of such payment and (B) Owner shall hold all right, title and interest of Owner in and to the Vessel Interest, in accordance with the provisions of the Joint Venture Agreement, and shall apply all proceeds thereof to the reimbursement of all amounts paid by Charterer in respect of Termination Value, together with interest thereon at the Debt Rate from the date of payment, and (C) Owner shall, at Charterer's expense, take such actions under
Section 6.03 of the Indenture as Charterer may reasonably request.

          (c) Application of Other Payments upon the Occurrence of an Event of
              ----------------------------------------------------------------
Loss.  Any amounts of condemnation or requisition proceeds received at any time
----
by Owner, the Indenture Trustee or Charterer as a result of the occurrence of an Event of Loss shall be divided between Charterer and Owner as their respective interests may appear and the amount paid to Owner shall reduce the amount that Charterer is required to pay to Owner (but not below zero) pursuant to Article 14(b) or, if the amount payable pursuant to Article 14(b) has already been paid by Charterer, Charterer shall be entitled to retain out of the amounts otherwise payable to Owner pursuant to this Article 14(c), the amount that would have been applied in reduction of the amount payable by Charterer under Article 14(b).

          (d) Application of Payments Not Relating to an Event of Loss.
              --------------------------------------------------------
Payments (except for payments under insurance policies described in Article 16) received at any time by Owner, the Indenture Trustee or Charterer from any Governmental Authority or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft or seizure of or requisition of title to or use of the Vessel Interest or any part thereof not constituting an Event of Loss shall be paid over to Charterer or as it may direct and all such amounts paid to Charterer shall be retained by Charterer.

          (e) Application During Charter Event of Default.  Notwithstanding the
              -------------------------------------------
foregoing provisions of this Article 14, so long as any Charter Event of Default shall have occurred and be continuing, any amount (except for payments under insurance policies described in Article 16) that otherwise would be payable to or for the account of, or that otherwise would be retained by, Charterer pursuant to this Article 14 shall be paid to Owner (or to the Indenture Trustee so long as this Charter Party is subject to the Lien of the Indenture) as security for the obligations of Charterer under this Charter Party and, subject to the Indenture, applied against Charterer's payment obligations hereunder when and as they become due and payable and, at such time thereafter as no Charter Event of Default shall be continuing, such amount shall, to the extent not theretofore applied as provided herein or in the Indenture, be paid promptly to Charterer or as it may direct.


                                  ARTICLE 15.

                                     Liens
                                     -----

          (a) Owner's Liens.  In addition to the undertakings and warranties in
              -------------
Articles 4 and 5 and in the Participation Agreement concerning absence of Owner's Liens upon delivery of the Vessel to Charterer hereunder, Owner warrants that throughout the Charter Period Owner will not cause the Vessel or the Vessel Interest to incur any Owner's Liens whatsoever; and Owner will defend, indemnify and hold Charterer harmless with respect to any such Owner's Liens and/or charters, and will promptly take, at its own expense, such actions as may be required to discharge any Owner's Lien prohibited by this Article 15(a).

          (b) Charterer Liens.  Charterer will not, directly or indirectly,
              ---------------
create, incur, assume or suffer to exist any Liens on or with respect to all or any part of the Vessel or the Vessel Interest, title thereto or any interest therein, other than Permitted Liens, and Charterer promptly, at its own expense, will take such actions as may be necessary duly to discharge any such Lien not excepted above. Neither Charterer, Permitted Subcharterers, the Master, the Vessel nor any third party has or shall have any right, power or authority to create, incur or permit to be placed or imposed upon the Vessel, its freights, profits or hire, or the Vessel Interest any Lien whatsoever other than Permitted Liens.
          (c) Copy of Documents on Board Vessel.  During the Charter Period,
              ---------------------------------
Charterer agrees to carry a true copy of this Charter Party, the Head Lease and the Ship Mortgage with the Vessel's papers on board the Vessel and to exhibit the same to any person having business with the Vessel which may give rise to a maritime Lien upon the Vessel or to the sale, conveyance, mortgage or lease thereof and on demand to any representative of Owner.

          (d) Identification of Vessel.  At all times during the Charter Period,
              ------------------------
Charterer shall cause to be placed and kept prominently displayed in the Master's Cabin and the chart room of the Vessel a notice, framed under glass, printed in plain type of such size that the paragraph of reading matter thereof shall cover a space not less than six inches wide by nine inches high, reading as follows:

                        "NOTICE OF MORTGAGE AND CHARTER

        Title to this vessel is held by Abbey National December Leasing (4) Limited. This vessel is under lease to Deutsche Morgan Grenfell (Cayman) Limited, not in its individual capacity but solely as Managing Trustee of QM Tanker 1178 Trust under the Declaration and Agreement of Trust dated as of November 19, 1997, is further demise chartered to Mobil Equipment Finance Company Inc. pursuant to a Bareboat Charter Party, dated as of December 5, and is covered by a first Ship Mortgage dated _______________ in favor of said Managing Trustee. Said lease and demise charter and mortgage provide that no person shall create, incur or permit to be placed or imposed upon this vessel any lien or encumbrance whatsoever except as expressly permitted therein. A copy of said lease, demise charter and mortgage are carried on this vessel and must be exhibited on demand to any person having business with this vessel."

Such notice shall be changed to reflect the identity of any successor Owner or Charterer. Neither Owner nor Charterer shall take any action or omit to take any action during the Charter Period that would (i) cause the Vessel to cease to be documented as a vessel pursuant to the laws of the Marshall Islands or other relevant jurisdiction, (ii) cause the Ship Mortgage on the Vessel to cease to be a first Ship Mortgage under the laws of the

Marshall Islands or other relevant jurisdiction, or (iii) cause the Vessel to cease to be entitled to the same classification that the Vessel had from the Classification Society on the Delivery Date (subject to any reduction in classification resulting from the age of the Vessel). Except as otherwise directed by Owner or provided herein, Charterer shall prevent the name of any Person other than that of Charterer, MSCL, the Guarantor, or any Affiliate of any thereof or any Permitted Subcharterer from being placed on any part of the Vessel as a designation that reasonably might be interpreted as a claim of ownership or right to possession or use thereof.

          (e) Lien on Cargoes.  Owner will have a lien upon all cargoes and sub-
              ---------------
freights belonging to Charterer and any Bill of Lading freights for all claims under this Charter Party.


                                   ARTICLE 16

                                   Insurance
                                   ---------

          (a) Coverage.  (i) Charterer shall carry and maintain or cause to be
              --------
carried and maintained at all times during the Charter Period protection and indemnity insurance (including pollution liability insurance), to the extent such insurance is commercially available, on or with respect to the Vessel and the operation thereof in such amounts, and with such deductibles or self-insurance amounts, and in such forms as is consistent with Charterer's practices for other similar vessels owned or chartered by it or its Affiliates. The provisions of Rule 16 (Fleet Entry) of the Britannia Steam Ship Insurance Association Limited (the "Association") will apply (or similar requirements of any other insurer providing protection and indemnity insurance with respect to the Vessel may apply) to the entry of the Vessel with the Association save that the Association may not require Owner Participant or Owner to pay outstanding calls on other ships in the fleet.

          (ii) Any liability insurance carried in accordance with Section 16(a)(i) shall provide in the policy or by special endorsement that:

          (A) Owner, Owner Participant and, at such times as it is the mortgagee of the Vessel, the Indenture Trustee, are included as additional insureds in respect of all public liability policies, if any, carried in accordance with
Section 16(a)(i), and the Pass Through Trustee and, at such time as it is not the mortgagee of the Vessel, the Indenture Trustee, are included as additional insureds in respect of all such policies, if feasible, or are otherwise entitled to the benefits of such insurance coverage; and

          (B) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Owner, the Indenture Trustee, Owner Participant or the Loan Participant;

          (b) Adjustment of Losses.  Losses, if any, with respect to the Vessel
              --------------------
under all insurances or entries in protection and indemnity associations, whether or not required to be carried under Section 16(a), shall be adjusted with the insurance companies, including the filing of appropriate proceedings, by Charterer. Owner shall cooperate with Charterer in making all proofs of loss and take all other reasonable steps necessary to effect such adjustment with the insurance companies.

          (c) Application of Insurance Proceeds.  All insurance proceeds in
              ---------------------------------
respect of insurance, if any, maintained by Charterer with respect to the Vessel and payable under circumstances not constituting an Event of Loss shall be payable to Charterer. All insurance proceeds in respect of hull insurance, if any, maintained by Charterer with respect to the Vessel and payable as a result of an Event of Loss shall, provided the lien of the Indenture shall have been discharged, (i) if Termination Value in connection with such Event of Loss shall already have been paid by Charterer, be applied (up to an amount not exceeding the applicable Termination Value) to reimburse Charterer for its payment of such Termination Value, and (ii) if Termination Value in connection with such Event of Loss shall already not have been paid by Charterer, be applied (up to an amount not exceeding the applicable Termination Value) in reduction of Charterer's obligation to pay such Termination Value. The balance of such proceeds and, if the lien of the Indenture shall have not been discharged, the whole of such proceeds shall be paid over to or retained by Owner. Notwithstanding the foregoing, the proceeds of any protection and indemnity or other liability insurance shall be payable to the Person to whom such amount is due.

          (d) Additional Insurance.  Nothing in this Section 10 shall prohibit
              --------------------
Owner, Owner Participant, Charterer, the Indenture Trustee or the Pass Through Trustee from acquiring or maintaining, at its own expense, additional insurance in such amounts with respect to such risks as each such Person, as the case may be, shall determine; provided that no such insurance carried by Owner, the
                     --------
Indenture Trustee, the Pass Through Trustee or Owner Participant shall prevent Charterer or any subcharterer from, or increase the cost to Charterer or any subcharterer of, obtaining insurance respecting the Vessel as Charterer or any subcharterer wishes. The proceeds of any such additional insurance will be for the account of the party maintaining such additional insurance.


                                  ARTICLE 17.

                                  Requisition
                                  -----------

          Requisition (not involving title) of the Vessel for use by any Government during the Charter Period not constituting an Event of Loss shall not terminate this Charter Party and Charterer shall remain liable for the performance of its obligations hereunder.

                                  ARTICLE 18.

                               Early Termination
                               -----------------

          (a) Decision.  If Charterer shall determine in good faith that the
              --------
continuation of this Charter Party is uneconomic by reason of the cost of compliance with Governmental Rules or Governmental Actions, or by reason of indemnity payments required to be made to any Person under this Charter Party or the Participation Agreement, then Charterer may elect to terminate this Charter Party with respect to the Vessel Interest in accordance with this Article 18 on any Termination Value Determination Date.

          (b) Notice of Termination.  In order to exercise its right to
              ---------------------
terminate this Charter Party as provided in this Article 18, Charterer shall provide Owner with (i) notice in writing at least 90 days but not more than 545 days prior to the Termination Value Determination Date as of which Charterer is electing to terminate this Charter Party with respect to the Vessel Interest (the "Termination Date"), such notice to specify (a) the Termination Date, and
      ----------------
(b) the Termination Value as of the Termination Date, and (ii) an Officer's Certificate of Charterer as to the determination referred to in Article 18(a) and stating that such termination will not violate the provisions of the Head Lease. Unless Owner shall have elected to retain the Vessel Interest pursuant to Article 18(e), Charterer may, at its option by written notice to Owner at any time prior to the 30th day prior to the Termination Date, revoke any such notice of termination, in which event this Charter Party shall not terminate and the reasonable out-of-pocket expenses incurred by Owner, Owner Participant and the Indenture Trustee in connection therewith shall be borne by Charterer; provided,
                                                                       --------
however, that Charterer shall have no obligation to so reimburse Owner or Owner
-------
Participant if such notice of revocation is given (or deemed to have been given pursuant to the penultimate sentence of Article 18(e)) as a result of Owner's failure to make the payments required to be made by it under Article 18(e)).

          (c) Sale of Vessel Interest; Termination Payment.  If Charterer shall
              --------------------------------------------
have made a Termination Election, Charterer shall, subject to Article 18(f) as agent for Owner, use reasonable efforts to solicit bids for the cash purchase of the Vessel Interest on the Termination Date. Owner may also solicit bids for the cash purchase of the Vessel Interest on the Termination Date independent of Charterer. Charterer and Owner, as the case may be, shall certify to the other in writing the amount and terms of each bid received by it and the name and address of the Person submitting such bid. Subject to Article 18(e), in the event that Charterer or Owner shall have obtained any such bids from any Person other than Charterer or an Affiliate of Charterer, Owner shall sell the Vessel Interest on the Termination Date to such Person which shall have submitted the highest bona fide cash bid. Upon payment to Owner of the purchase price in
        ---- ----
immediately available funds (and all other amounts due pursuant to the next sentence) on the Termination Date, Owner shall sell to the highest bona fide
                                                                   ---- ----
bidder all right, title and interest of Owner in and to the Vessel Interest as is and where is, free and clear of Owner's Liens and Owner Participant's Liens but otherwise without representation or warranty. This Charter Party and the obligations of Charterer hereunder shall terminate concurrently with such sale and such payment. As a condition to the sale of the Vessel Interest pursuant to the second preceding sentence, Charterer shall pay on the Termination Date to Owner, in immediately available funds, (i) an amount equal to the excess, if any, of (A) the Termination Value as of the Termination Date over (B) the proceeds of such sale net of the reasonable out-of-pocket expenses incurred by Owner and Owner Participant in connection with such sale,
(ii) all Bareboat Hire due and owing prior to the Termination Date (iii) if the Termination Date is a Base Hire Payment Date, Base Hire payable on the Termination Date, (iv) all Supplemental Hire due and owing on or prior to the Termination Date, including any premium payable with respect to the redemption of the Secured Notes and (v) all Excess Hire accrued through the Termination Date. On the Termination Date, Owner shall, at Charterer's expense, execute and deliver to such Person a bill of sale or assignment and such other instruments, documents and opinions as such Person or Charterer may reasonably request to evidence the valid consummation of such transfer and shall take such actions under Article 6.03 of the Indenture as Charterer may reasonably request.

          (d) Continuation of Charter Party.  In the event that (i) Charterer
              -----------------------------
shall have exercised  its right to revoke its notice of termination pursuant to
Article 18(b) or (ii) the highest bona fide bidder under Article 18(c) shall
                                  ---- ----
have failed to purchase the Vessel Interest pursuant to Article 18(c), then, unless Owner shall have retained the Vessel Interest pursuant to Article 18(e), this Charter Party shall remain in full force and effect.

          (e) Retention of Vessel Interest by Owner.  If Charterer shall have
              -------------------------------------
made a Termination Election with respect to the Vessel Interest, Owner may elect to retain rather than sell the Vessel Interest pursuant to Article 18(c) by giving irrevocable notice to Charterer and the Indenture Trustee no earlier than 45 nor later than 30 days prior to the Termination Date. If Owner so elects to retain the Vessel Interest, on the Termination Date (a) Owner shall pay to the Indenture Trustee an amount equal to the unpaid principal amount of, and accrued and unpaid interest on, together with Make Whole Amount, if any, in respect of the Secured Notes then Outstanding to the date of payment, and (b) Charterer shall pay to Owner or the Person entitled thereto as provided in the Operative Documents (i) all Bareboat Hire due and owing on or prior to the Termination Date, (ii) all Supplemental Hire due and owing on or prior to the Termination Date, but Charterer shall not be required to pay any amounts pursuant to Article 18(c), (iii) if the Termination Date is a Base Hire Payment Date, all Base Hire payable on the Termination Date and (iv) all Excess Hire accrued to the Termination Date. Upon payment of the amounts due pursuant to clause (b) of the preceding sentence, this Charter Party and the obligations of Charterer hereunder shall terminate, and Owner shall, at Charterer's expense, execute and deliver to Charterer on the Termination Date such instruments as Charterer shall reasonably request to evidence the termination of this Charter Party. In the event Owner fails to pay the amounts specified in clause (a) of the second sentence of this Article 18(e) or Charterer fails to pay the amounts specified in clause (b) of such sentence, Charterer shall be deemed to have revoked its notice of termination pursuant to Article 18(b). If Owner shall fail to perform any of its obligations pursuant to this Article 18(e) and as a result thereof this Charter Party shall not be terminated on a proposed Termination Date, Owner shall thereafter no longer be entitled to exercise its election to retain the Vessel Interest upon any subsequent Termination Election pursuant to this Article 18 and Charterer may at its option at any time thereafter submit a new termination notice pursuant to Article 18(b).

          (f) Termination of Head Lease.  In the event that the Head Lease shall
              -------------------------
have terminated in circumstances where U.K. Lessor is obliged to conclude the sale of the Vessel or its rights under the Head Lease, the parties shall have no obligation under Article 18(c), and any proceeds from such sale to which Owner is entitled shall be applied against the obligations of Charterer in respect of the payment of Termination Value under Article 14 or 23(b), as applicable.


                                  ARTICLE 19.

                                   Redelivery
                                   ----------

          (a) Redelivery.  Not less than 30 days prior to the expiration of the
              ----------
Charter Period, Charterer shall, except as provided in Articles 18 and 19(c) deliver to Owner notice in writing of the port anywhere in the world chosen in Charterer's discretion (the "Redelivery Port") at which the Vessel will be available for redelivery at the end of the Charter Period. At the request of Charterer, the Charter Period shall be extended for such time as may be required for the Vessel to complete the voyage in progress at the date of expiration of the Charter Period and to discharge its cargo, in which event Charterer shall pay hire for such extension at the same rate per day as in effect for the last Rate Period during the unextended the Charter Period. At the expiration of the Charter Period, except as provided in Articles 18 and 19(c), Charterer shall, at its own expense, redeliver the Vessel to Owner at the Redelivery Port and Charterer's obligation to pay additional Bareboat Hire in respect of periods thereafter shall cease. Charterer shall, at its own expense, and at Owner's request redocument the Vessel in the name of the Person then in fact holding legal title to the Vessel, if it is eligible for such documentation, or in such other name as Owner may direct, under the laws of the Marshall Islands if the Vessel is not then documented under the laws of the Marshall Islands.

          (b) Redelivery Condition.  Charterer shall redeliver the Vessel in the
              --------------------
same class (except for changes in class resulting from the age of the Vessel), free of recommendations affecting class (with class and trading certificates and continuous machinery and survey cycle up to date and unextended) and in the same good order and condition as existed at the time of delivery to Charterer, normal wear and tear not affecting class excepted. Charterer agrees that at the time of such redelivery, the Vessel Interest shall be charter free and free and clear of all Liens, (except any Permitted Liens, it being understood that Charterer will promptly and diligently cause any such Permitted Liens other than Owner's Liens and Owner Participant's Liens to be discharged), and shall include all Modifications made hereunder, except those removed by Charterer to the extent permitted hereby.

          (c) Charter Extension.  Notwithstanding the provisions of clauses (a)
              -----------------
and (b) of this Article 19, Charterer may by notice delivered to Owner not less than 60 days prior to the expiration of the Charter Period require Owner to enter into a charter of the Vessel with an Affiliate of Charterer commencing immediately upon the expiration of the Charter Period for a period of one year, renewable annually for up to six additional years, at a charter rate equal to the Bareboat Market Rate determined in accordance with Schedule 2B and otherwise upon terms and conditions set forth in the pro forma Bareboat Charter set forth in a schedule to the Joint Venture Agreement, with such changes as Charterer and Owner may agree.


                                  ARTICLE 20.

                       Assignment by Owners; Subcharters
                       ---------------------------------

          (a) General.  Except as set forth in Article 20(b) or in the last
              -------
sentence of Article 29(i), Owner may not assign, transfer or encumber this Charter Party or all or any part of its interests and rights hereunder except in connection with the exercise of remedies by Owner following a declaration by Owner pursuant to Article 22 that this Charter Party is in default.

          (b) Security.  In order to secure the indebtedness evidenced by the
              --------
Secured Notes and certain other obligations as provided in the Indenture, the Indenture provides, among other things, for the assignment by Owner to the Indenture Trustee of its right, title and interest in, to and under this Charter Party to the extent set forth in the Indenture, and for the creation of a security interest in the Vessel Interest in favor of the Indenture Trustee. Charterer hereby consents to such assignment and to the creation of such security interest pursuant to the terms and provisions of the Indenture and to any assignment or other transfer which may occur pursuant to the exercise of any remedy set forth in the Indenture. Charterer (i) acknowledges that such assignment and security interest provide for the exercise by the Indenture Trustee of some or all rights of Owner hereunder to give any consents, approvals, waivers, notices or the like, to make any demands or the like or to take any other discretionary action hereunder, but only in accordance with the Indenture, (ii) acknowledges receipt of an executed counterpart of the Indenture as in effect on the date hereof and (iii) agrees that, to the extent provided in the Indenture, the Indenture Trustee shall have all the rights of Owner hereunder and, in exercising any right or performing any obligation of Owner hereunder, shall be subject to the terms hereof. Charterer will furnish to the Indenture Trustee counterparts of all notices, certificates, opinions or other documents of any kind required to be delivered hereunder by Charterer to Owner. Notwithstanding any other provision herein, so long as any Secured Notes remain Outstanding, Owner hereby directs, and Charterer agrees that, all Base Hire, Termination Value and other amounts payable hereunder and specified pursuant to
Section 4.01 of the Indenture shall be paid directly to the Indenture Trustee at its account specified in Schedule 1 to the Participation Agreement or to such other account as may be specified in writing by the Indenture Trustee to Charterer at least 5 Business Days prior to the due date thereof. Upon Charterer receiving notice or obtaining actual knowledge that an Indenture Event of Default shall have occurred and be continuing, Charterer shall make all payments of Hire including Supplemental Hire (other than Excepted Payments) directly to the Indenture Trustee at such account. The right of the Indenture Trustee to receive all such payments shall not be subject to any defense, counterclaim, set-off or other right or claim of any kind which Charterer may be able to assert against Owner or Owner Participant in an action brought by any thereof on this Charter Party or otherwise.

          (c) Assignments.  Charterer may, without the consent of any party to
              -----------
the Participation Agreement, at any time and from time to time, assign this Charter Party and its interests and rights hereunder to any Person so long as,
(i) after giving effect to such assignment, the Guaranty shall remain in full force and effect and shall constitute a full and unconditional guaranty of the obligations of the assignee hereunder to the same extent as the guaranty of Charterer's obligations hereunder prior to giving effect to any such assignment,
(ii) no Specified Charter Event of Default shall be continuing on the date any such assignment to any Affiliate of Charterer is effected and no Charter Event of Default shall be continuing on the date such assignment to any other Person is effected, (iii) such assignment shall not result in any Tax on Owner or Owner Participant that is not indemnified in accordance with the provisions of Section 13 of the Participation Agreement or of an indemnity agreement tendered by Charterer and reasonably satisfactory to Owner and Owner Participant or subject Owner or Owner Participant to regulation by any Governmental Authority to which Owner or Owner Participant would not have been subject but for such assignment,
(iv) such assignment shall not result in the violation of any Governmental Rules, including the U.S. Securities Act of 1933, as amended, or the Head Lease,
(v) such assignee shall have validly assumed the obligations of Charterer under each of the Operative Documents to which it is a party and under the Pass-Through Trust Supplement, (vi) such assignment will not result in an adverse tax consequence to the holders of the Pass Though Certificates and (vii) Charterer shall have delivered to Owner an opinion of counsel as to the satisfaction of the preceding clauses (i) through (vi).

          (d) Subcharters.  Charterer may, without the consent of any party to
              -----------
the Participation Agreement, at any time and from time to time, subcharter the Vessel Interest to another Person (including, without limitation, to MSCL pursuant to the Initial Subcharter); provided that (i) such subcharter shall be
                                     --------
expressly subject and subordinate to this Charter Party (and such subcharter shall contain a provision providing that any subcharter permitted thereunder shall be so subject and subordinate) and shall in no event continue beyond the Charter Period, (ii) Charterer shall remain primarily liable under this Charter Party and all terms and conditions hereof and of the other Operative Documents shall be complied with as though no such subcharter was in existence, (iii) the Guaranty shall remain in full force and effect, (iv) such subcharter shall not result in any Tax on Owner or Owner Participant that is not indemnified in accordance with the provisions of Section 13 of the Participation Agreement or of an indemnity agreement tendered by Charterer and reasonably satisfactory to Owner and Owner Participant or subject Owner or Owner Participant to regulation by any Governmental Authority to which Owner or Owner Participant would not have been subject but for such subcharter, (v) no Specified

Charter Event of Default shall be continuing at the commencement of such subcharter, (vi) Charterer shall give prompt written notice to Owner of any subcharter or sub-subcharter of the Vessel Interest, (vii) any such subcharter with a term in excess of six (6) months shall be approved by Owner prior to its execution and (viii) any such subcharter complies with the provisions of Clause 17 of the Head Lease. Owner acknowledges that on the Closing Date Charterer will subcharter the Vessel Interest to MSCL pursuant to the Initial Subcharter. Any subcharterer under a subcharter permitted hereunder may sub-subcharter the Vessel Interest to another Person under a sub-subcharter that otherwise complies with the provisions hereunder applicable to a subcharter hereunder.


                                  ARTICLE 21.

                            Charter Event of Default
                            ------------------------

          The term "Charter Event of Default", wherever used herein, shall mean
                    ------------------------
any of the following events (whatever the reason for such Charter Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any Governmental Rule or Governmental Action):

          (1) Charterer shall fail to make any payment of Assigned Hire within 10 Business Days after the date the same becomes due; or

          (2) Charterer shall fail to pay Supplemental Hire or make any other payment (other than (i) Assigned Hire or (ii) any Excess Hire or any Excepted Payment (unless Owner elects to have such failure to make such payment of Excess Hire or such failure to make an Excepted Payment constitute a Charter Event of Default)) required to be made by Charterer under this Charter Party or under any other Operative Document for more than 30 days after Charterer has received written notice from Owner or the Indenture Trustee stating that such payment is due; or

          (3) Charterer shall fail in any material respect to perform or observe any other material covenant or agreement to be performed or observed by it under this Charter Party or any other Operative Document (other than any covenant or agreement to pay Excess Hire or make an Excepted Payment) and such failure shall continue for a period of thirty (30) days after receipt by Charterer of a written notice from Owner or the Indenture Trustee specifying such failure and requiring it to be remedied; provided, however, that the continuation of any
                             --------  -------
such failure for such period of thirty (30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Charter Event of Default so long as (i) such failure is curable or correctable and (ii) Charterer is diligently pursuing the cure or correction of such failure; or

          (4) the Guarantor shall fail in any material respect to perform or observe any covenant or agreement to be performed or observed by it under the Guaranty (other than any covenant or agreement in respect of Charterer's obligations under the Operative

Documents) and such failure shall continue for a period of thirty (30) days after receipt by the Guarantor of a written notice from Owner or the Indenture Trustee specifying such failure and requiring it to be remedied; provided,
                                                                 --------
however, that the continuation of any such failure for such period of thirty
-------
(30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Charter Event of Default so long as (i) such failure is curable or correctable and (ii) the Guarantor is diligently pursuing the cure or correction of such failure; or

          (5) any material representation or warranty made by Charterer in
Section 5 of the Participation Agreement or in any Officer's Certificate of Charterer delivered pursuant to the Participation Agreement shall prove to have been inaccurate in any material respect when made, unless such inaccuracy shall not be material to the recipient at the time when the notice referred to below shall have been received by Charterer or any material adverse impact thereof shall have been cured or corrected within thirty (30) days after receipt by Charterer of a written notice thereof from Owner or the Indenture Trustee; provided, however, that the continuation of any such inaccuracy for such period
--------  -------
of thirty (30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Charter Event of Default so long as (i) any material adverse impact of such inaccuracy is curable or correctable and
(ii) Charterer is diligently pursuing the cure or correction of such material adverse impact; or

          (6) any material representation or warranty made by the Guarantor in the Guaranty or in any Officer's Certificate of the Guarantor delivered pursuant to the Participation Agreement shall prove to have been inaccurate in any material respect when made, unless such inaccuracy shall not be material to the recipient at the time when the notice referred to below shall have been received by the Guarantor or any material adverse impact thereof shall have been cured or corrected within thirty (30) days after receipt by Charterer of a written notice thereof from Owner or the Indenture Trustee; provided, however, that the
                                             --------  -------
continuation of any such inaccuracy for such period of thirty (30) days or such longer period (not to exceed 365 days) after receipt of such notice shall not constitute a Charter Event of Default so long as (i) any material adverse impact of such inaccuracy is curable or correctable and (ii) the Guarantor is diligently pursuing the cure or correction of such material adverse impact; or

          (7) Charterer or the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing, or an involuntary case or other proceeding shall be commenced against Charterer or the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or

          (8) the Guaranty shall cease to be in full force and effect or to be the valid, binding and enforceable agreement of the Guarantor; or

          (9) Charterer shall fail to maintain (or cause to be maintained) the insurance required by Article 16 and such failure shall continue for a period of thirty (30) days following receipt of notice from the Indenture Trustee or Owner specifying such failure and requiring such failure to be remedied;

provided, however, that notwithstanding anything to the contrary contained in
--------  -------
this Article 21, any failure of Charterer to perform or observe any covenant or agreement specified in Article 21(3) shall not constitute a Charter Event of Default if such failure is caused solely by reason of any event that constitutes an Event of Loss (or any event which with lapse of time would constitute an Event of Loss) so long as Charterer is continuing to comply with all the applicable terms of Article 14.


                                  ARTICLE 22.

                                    Remedies
                                    --------

          (a) In General.  Upon the occurrence of any Charter Event of Default
              ----------
and so long as the same shall be continuing, Owner, at its option, may declare this Charter Party to be in default by written notice to such effect given to Charterer (provided that this Charter Party shall be deemed to have been declared in default without the necessity of such written notice upon the occurrence of any Event of Default described in paragraph (7) of Article 21), and at any time thereafter, provided such Charter Event of Default shall be continuing, Owner may, to the extent permitted by applicable Governmental Rules, exercise one or more of the following remedies, as Owner in its sole discretion shall elect:

           (i) Owner, by notice to Charterer, may rescind or terminate this Charter Party;

          (ii) whether or not this Charter Party has been terminated, Owner may, after the Delivery Date, demand that Charterer, and upon the written demand of Owner, Charterer shall, surrender the Vessel promptly to Owner in the manner and condition required by, and otherwise in accordance with the provisions of, this Charter Party as if the Vessel were being returned at the end of the Charter Period and Owner shall not be liable for the reimbursement of Charterer for any costs and expenses incurred by Charterer in connection therewith;

          (iii) Owner may (whether or not Owner has taken possession thereof) sell all or any portion of the Vessel Interest at public or private sale, as Owner may determine, free and clear of any rights of Charterer with respect thereto and without any duty to account to Charterer with respect to such sale or any proceeds with respect thereto (except to the extent required by paragraph
(v) or (vi) of this Article 22(a) if Owner shall elect to exercise its rights thereunder), in which event Charterer's obligation to pay Bareboat Hire with respect to the interest sold accruing after the date of such sale shall be terminated (except to the extent that Bareboat Hire is to be included in computations under paragraph (v) or (vi) of this Article 22(a) if Owner shall elect to exercise its rights thereunder);

          (iv) Owner may hold or lease to others all or a portion of the Vessel Interest, as Owner in its sole discretion may determine, free and clear of any rights of Charterer with respect thereto and without any duty to account to Charterer with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that Charterer's obligation to pay Bareboat Hire after Charterer shall have been deprived of use of all or a portion of the Vessel pursuant to this paragraph (iv) shall be reduced by the net proceeds, if any, received by Owner from chartering all or a portion of the Vessel Interest to any Person other than Charterer for the same periods or any portion thereof;

          (v) whether or not Owner shall have exercised or thereafter at any time shall exercise its rights under paragraph (i), (ii), (iii) or (iv) of this
Article 22(a), Owner may demand, by written notice to Charterer specifying a payment date which shall be a Termination Value Determination Date not earlier than 10 Business Days after the date of such notice, that Charterer pay to Owner, and Charterer shall pay to Owner, on such specified payment date, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Bareboat Hire accruing on or after such specified payment date), any unpaid Bareboat Hire due and owing on or prior to such specified payment date (but excluding any Bareboat Hire payable in advance on such payment date) and any unpaid Supplemental Hire (to whomsoever payable) due and owing on or prior to the date of such payment plus whichever of the following amounts Owner, in its sole discretion, shall specify in such notice (together with interest on such amount at the Overdue Rate from such specified payment date to the date of actual payment):

          (a) an amount equal to the excess, if any, of Termination Value for the Vessel Interest as of such specified payment date over the Fair Market Sales Value of the Vessel Interest as of such specified payment date (or the last day of the Charter Period, if earlier); or

          (b) an amount equal to Termination Value for the Vessel Interest determined as of such specified payment date, and, in this event, upon full payment by Charterer of all sums due hereunder, Owner shall be obligated to transfer, without recourse, representation or warranty (other than the absence of Owner Participant's Liens and Owner's Liens) the Vessel Interest (including if the Vessel has been sold pursuant to the Head Lease or otherwise, any proceeds or right to the proceeds

Owner may have) to Charterer, as is and where is, whereupon this Charter Party and Charterer's obligations hereunder shall terminate. Owner shall, at Charterer's expense, execute and deliver to Charterer a bill of sale or assignment and such other instruments, documents and opinions as Charterer may reasonably request to evidence the valid consummation of such transfer and shall, at Charterer's expense, take such actions under Section 6.03 of the Indenture as Charterer may reasonably request;

          (vi) if Owner shall have sold all of the Vessel Interest pursuant to paragraph (iii) of this Article 22(a) or other right of sale, Owner, in lieu of exercising its rights under paragraph (v) of this Article 22(a), may, if it shall so elect, demand that Charterer pay to Owner and Charterer shall pay to Owner on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Bareboat Hire accruing on or after the next Base Hire Payment Date following the date of such sale), any unpaid Bareboat Hire due and owing or accrued on or prior to such next Base Hire Payment Date (but excluding any Base Hire payable in advance on such Base Hire Payment Date) and any other Supplemental Hire due and owing on or prior to such next Base Hire Payment Date plus the amount of any deficiency between Termination Value for the Vessel Interest, computed as of such next Base Hire Payment Date, and the proceeds of such sale, together with interest at the Overdue Rate plus 2% on the amount of such Hire, from the due date or dates thereof, and on the amount of such deficiency from the date of such sale, until the date of actual payment; or

          (vii) Subject to Article 22(d), Owner may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

          (b) Continuing Obligations.  No rescission or termination of this
              ----------------------
Charter Party, in whole or in part, or repossession of the Vessel Interest or exercise of any remedy under Article 22(a) shall, except as specifically provided herein, relieve Charterer of any of its liabilities and obligations hereunder. Charterer shall be liable (i) for all reasonable legal fees and other reasonable costs and expenses incurred by Owner, Owner Participant, each Loan Participant or the Indenture Trustee by reason of the occurrence of any Charter Event of Default or the exercise of Owner's remedies with respect thereto, including all costs and expenses reasonably incurred in placing the Vessel in the condition required by Article 19 and (ii) except as otherwise provided herein, for any and all other accrued and unpaid Hire due hereunder before, after or during the exercise of any of the foregoing remedies. At any sale of the Vessel Interest or any part thereof pursuant to Article 22(a), Owner, Owner Participant, each Loan Participant, or the Indenture Trustee may bid for and purchase such property.

          (c) Remedies Cumulative.  To the extent permitted by applicable law
              -------------------
and except as provided herein, no remedy under Article 22(a) is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under Article 22(a) or otherwise available to Owner at law or in equity. No express or implied waiver by Owner of any Charter Default or Charter Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Charter Default or Charter Event of

Default. The failure or delay of Owner in exercising any rights granted it hereunder upon the occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Owner shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by applicable law, Charterer hereby waives any rights now or hereafter conferred by statute or otherwise which may enable it to cancel, quit or surrender this Charter Party, except as otherwise provided herein, or which may require Owner to sell, lease or otherwise use the Vessel Interest in mitigation of Owner's damages as set forth in Article 22(a) or which may limit or modify any of Owner's rights and remedies provided in Article 22(a).

          (d) No Consequential Damages.  Notwithstanding any other provision of
              -------------------------
this Charter Party, Charterer shall not be liable to Owner for any claim for loss of profits, for any reduction in the amount of Excess Hire or Additional Excess Hire payable in accordance with Article 3, or for any other consequential damages by reason of any failure of Charterer to comply with the provisions of this Charter Party, including Articles 11, 12 and 13.


                                  ARTICLE 23.

                              Special Termination
                              -------------------

          (a) Special Termination Events. The occurrence of any of the following
              --------------------------
will constitute a Special Termination Event: (i) the Delivery Date shall not have occurred on or before the Final Delivery Date, (ii) the Construction Contract shall have been terminated, cancelled or rescinded for any reason prior to the Delivery Date or the Vessel shall have been rejected thereunder or (iii) termination of the Charter Period pursuant to Article 23(c) in circumstances where there has been no assumption of the obligations of Owner in accordance with Section 3.04 of the Indenture.

          (b) Termination.  Forthwith upon the occurrence of a Special
              -----------
Termination Event, Charterer shall give notice of such event to Owner and the Indenture Trustee, and Charterer shall on the next Termination Value Determination Date occurring not less than 25 days following the giving of such notice pay to Owner (A) the Termination Value as of the Termination Value Determination Date, (B) all Bareboat Hire due and owing prior to the date of such payment, (C) all Supplemental Hire due and owing on or prior to the date of such payment, which shall include the applicable Make-Whole Amount, if any, payable upon the redemption of the Secured Notes under the Indenture, (D) if such Termination Value Determination Date is a Base Hire Payment Date, all Base Hire payable on such Base Hire Payment Date and (E) all Excess Hire or Additional Excess Hire accrued through such Termination Value Determination Date, whereupon Owner shall surrender to Charterer (subject to the rights of U.K. Lessor), without representation or warranty except as to the absence of Owner's Liens and Owner Participants' Liens, all of its right title and interest in the Supervisory Contract and the Vessel Interest, whereupon this Charter Party shall terminate, and Charterer shall have no further obligation thereunder. The Interest so surrendered shall be held and disposed of in accordance with the Joint Venture Agreement.

          (c) Termination upon Termination of Head Lease.  The Charter Period
              ------------------------------------------
shall automatically terminate on the date falling ten days after the termination of the leasing of the Vessel under the Head Lease or, if later, the completion of the then current voyage of the Vessel and the discharge of any cargo therefor.


                                  ARTICLE 24.

                           Vessel Plans and Drawings
                           -------------------------

          Owner shall supply and deliver to Charterer a full description of the Vessel and copies of all documents, plans and drawings required for the proper operation and maintenance of the Vessel on or before the Delivery Date.


                                  ARTICLE 25.

                                 Wreck Removal
                                 -------------

In the event of the Vessel becoming a wreck or obstruction to navigation, Charterer shall indemnify Owner against any sums whatsoever which Owner shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.


                                  ARTICLE 26.

                                General Average
                                ---------------

          General Average, if any, shall be adjusted according to the York-Antwerp Rules 1974 or any subsequent modification thereof current at the time of the casualty. Bareboat Hire will not contribute to General Average.


                                  ARTICLE 27.

                                    Salvage
                                    -------

          All salvage services rendered by the Vessel during the Charter Period shall be for the benefit of Charterer. Charterer shall satisfy salvage claims of the crew and any other expenses incurred in connection with such salvage services.

                                  ARTICLE 28.

                                    Notices
                                    -------

          All communications, notices and consents provided for in this Charter Party shall be in writing and given in person or by courier or by means of telecopy or other electronic transmission (with provision for assurance of receipt in a manner typical with respect to communications of that type), or mailed by registered or certified first class mail, return receipt requested, addressed to the respective addresses set forth in Schedule 1 to the Participation Agreement, or in each case at such other address as the Person entitled thereto shall from time to time designate by notice in writing to Charterer and Owner. All such communications, notices and consents given in such manner shall be deemed given when received by (or when proffered to, if receipt is refused) the party to whom it is addressed.


                                  ARTICLE 29.

                         Applicable Law; Miscellaneous
                         -----------------------------

          (a) Governing Law; Disputes.  This Charter Party shall be governed by
              -----------------------
and construed in accordance with the laws of the State of New York.  Subject to
Section 9.02 of the Indenture, Owner and Charterer will negotiate in good faith to resolve any differences and disputes. Failing agreement, any and all differences and disputes of whatsoever nature arising out of this Charter Party shall be decided by the U.S. Federal Courts for the Southern District of New York, to the jurisdiction of which courts Owner and Charterer hereby submit for the purpose of adjudication of such disputes. The parties hereby authorize service of process in connection with any court proceedings to be commenced pursuant to this Article 29 to be made at the addresses referred to in Article 28.
          (b) Complete Agreement.  This Charter Party (including any document(s)
              ------------------
incorporated by reference herein and/or annexed hereto) is intended by the parties to constitute the final expression of their agreement regarding the bareboat chartering of the Vessel and is the complete and exclusive statement of the terms under which the bareboat chartering is undertaken.

          (c) Amendments.  No amendment, supplement, supplement, modification,
              ----------
waiver or discharge of any term in this Charter Party shall be valid unless agreed in writing and executed by both Owner and Charterer and, if required by
Section 9.02 of the Indenture, by the Indenture Trustee.

          (d) Severability of Provisions.  Any provision of this Charter Party
              --------------------------
which may be determined by competent authority to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof invalid or unenforceable in any respect.

          (e) Headings.  The division of this Charter Party into sections, the
              --------
provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Charter Party.

          (f) Counterpart Execution.  This Charter Party may be executed in any
              ---------------------
number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterpart containing the receipt therefor executed by the Indenture Trustee on or immediately following the signature page thereof being deemed the "original executed counterpart" and all other counterparts being deemed duplicates. For purposes of recordation, Owner and Charterer agree that certain information set forth on Schedules 1 through 4 may be omitted from the counterpart presented for filing.

          (g) Successors and Assigns.  This Charter Party, including the terms
              ----------------------
and provisions hereof, shall be binding upon Owner and Charterer and their respective successors and assigns and inure to the benefit of Owner and Charterer and their respective successors and permitted assigns.

          (h) Investment of Security Funds.  Any amounts held by Owner as
              ----------------------------
security hereunder that would be payable to Charterer upon satisfaction of any applicable conditions shall be invested and reinvested by Owner (or, so long as this Charter Party shall be subject to the Lien of the Indenture, the Indenture Trustee), from time to time in Permitted Investments at the written direction of Charterer. Owner shall have no liability for any loss resulting from any investment required to be made other than by reason of its willful misconduct or gross negligence. Any net income or gain realized as a result of any such investment or reinvestment shall be applied by Owner at the same time, on the same conditions and in the same manner as the amounts in respect of which such income or gain was realized are required to be distributed in accordance with the provisions hereof, or of any other Operative Document pursuant to which such amounts were required to be held. Charterer shall be responsible for any net loss realized as a result of any such investment or reinvestment and shall reimburse Owner (or the Indenture Trustee, as the case may be) therefor on demand. Any Permitted Investment may be sold or otherwise reduced to cash (without regard to maturity) by Owner (or the Indenture Trustee, as the case may be) whenever necessary to make any application as required by the terms of this Charter Party or of any applicable Operative Document.

          (i) Immunities; Satisfaction of Undertakings; Successor Owner Trustee.
              -----------------------------------------------------------------
Except as expressly provided herein, all and each of the representations, warranties, undertakings and agreements herein made on the part of Owner are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding the Managing Trustee personally but are made and intended for the purpose of binding only the Trust Estate, and this Charter Party is executed and delivered by the Managing Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by, or at any time shall be enforceable against, the Managing Trustee or any successor in trust on account of any representation, warranty, undertaking or agreement hereunder of Owner, either expressed or implied, all such personal liability, if any, being expressly waived by Charterer; provided, however, that (a) Charterer
                                          --------  -------
or any Person claiming by, through or under it, making claim hereunder, may subject to the terms and conditions hereof, look to the Trust Estate for satisfaction of such liability or responsibility and (b) the Managing Trustee or its successor in trust, as applicable, shall be personally liable for its own gross negligence and willful misconduct and for the matters described in clauses
(i) through (v) of the last sentence of Section 7.2 of the Trust Agreement. Subject to the terms and conditions hereof, each time a successor Managing Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Managing Trustee shall, without further act, succeed to all the rights, duties, immunities and obligations of its predecessor Managing Trustee hereunder and under the other Operative Documents, and the predecessor Managing Trustee shall be released from all further duties and obligations hereunder and under the other Operative Documents, all without the necessity of any consent or approval by Charterer and without in any way altering the terms of this Charter Party or such other Operative Documents or the obligations of Charterer hereunder or thereunder. Charterer, at its expense, upon receipt of written notice of the appointment of a successor Managing Trustee in accordance with the Operative Documents, promptly shall make such modifications and changes to reflect such appointment as reasonably shall be requested by such successor Managing Trustee in such insurance policies, schedules, certificates and other instruments relating to the Vessel Interest or this Charter Party or the other Operative Documents, all in form and substance reasonably satisfactory to such successor Managing Trustee.

          (j) Performance of Obligations to Indenture Trustee and Holders.
              -----------------------------------------------------------
After this Charter Party shall no longer be subject to the Lien of the Indenture, the provisions of this Charter Party which require or permit any action by, any consent, approval or authorization of, the furnishing of any document, paper or information to, or the performance of any other obligation to, the Indenture Trustee or any Holder shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such references to any such requirements or permissions.

          (k) True Lease.  This Charter Party is intended as and shall
              ----------
constitute an agreement of lease or charter and nothing herein shall be construed as conveying to Charterer any right, title or interest in or to the Vessel Interest other than as charterer hereunder, it being expressly understood by the parties hereto that the foregoing does not constitute a covenant, representation or warranty of Charterer.

          (l) Survival of Agreements.  The representations, warranties,
              ----------------------
covenants and indemnities of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this

Charter Party, the Investment by Owner Participant and the purchase of the Secured Notes by the Loan Participant, any disposition of any interest of Owner Participant or Owner in the Vessel, and shall be and continue in effect notwithstanding any investigation made by any of such parties and the fact that compliance with any of the other terms, provisions or conditions of any of the Operative Documents shall have been waived.

IN WITNESS WHEREOF, the parties have caused this Charter Party to be duly executed as of the 5th day of December, 1997.


                                    QM TANKER 1178 TRUST
                                    By:  Deutsche Morgan Grenfell
                                    (Cayman) Limited, not in its individual
                                    capacity, but solely as Managing Trustee
                                    under the Trust Agreement



                                    By:______________________________
                                    Name:
                                    Title:


                                    MOBIL EQUIPMENT FINANCE
                                    COMPANY INC.



                                    By:______________________________
                                    Name:
                                    Title:

                               [CHARTER - 1178]

        Receipt of the original executed counterpart of the foregoing Bareboat Charter Party is hereby acknowledged on this 5th day of December, 1997.


                                  STATE STREET BANK AND TRUST
                                   COMPANY,
                                  not in its individual capacity, but solely as Indenture Trustee


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:


                        [Chattel Copy of Charter--1178]

                                   SCHEDULE 1
                                   ----------

Vessel:                Hull No. 1178

Owner's Cost:     $42,600,000

Builder:   Hyundai Heavy Industries Co., Ltd.
           Hyundai Corporation

Delivery Yard:  Shipyard of Hyundai Heavy Industries Co., Ltd. in Ulsan, Korea

Scheduled Delivery Date:  Fourth Quarter, 1999

Final Delivery Date:  December 31, 2000

Charter Expiration Date:  January 2, 2018

U.K. Lease Term:  30 years commencing on the Delivery Date

U.K. Lessor:  Abbey National December Leasing (4) Limited

                                   SCHEDULE 2
                                   ----------

                                   BASE HIRE

The base hire (the "Base Hire") for each Rate Period, shall be equal to the amount set forth on the following page opposite the Base Hire Payment Date on which such Rate Period expires.


                           Mobil Basic Hire Schedule


Basic Hire Payment Date               Basic Hire  ($)
-----------------------               ----------

        January 2, 1998                      0.00
           July 2, 1998                      0.00
        January 2, 1999                      0.00
           July 2, 1999                      0.00
        January 2, 2000                      0.00
           July 2, 2000                745,283.71
        January 2, 2001              1,490,567.42
           July 2, 2001              1,490,567.42
        January 2, 2002              1,490,567.42
           July 2, 2002              1,490,567.42
        January 2, 2003              1,490,567.42
           July 2, 2003              1,490,567.42
        January 2, 2004              1,490,567.42
           July 2, 2004              1,490,567.42
        January 2, 2005              1,490,567.42
           July 2, 2005              1,490,567.42
        January 2, 2006              1,490,567.42
           July 2, 2006              1,490,567.42
        January 2, 2007              1,490,567.42
           July 2, 2007              1,490,567.42
        January 2, 2008              1,490,567.42
           July 2, 2008              1,490,567.42
        January 2, 2009              1,490,567.42
           July 2, 2009              1,490,567.42
        January 2, 2010              1,490,567.42
           July 2, 2010              1,490,567.42
        January 2, 2011              1,490,567.42
           July 2, 2011              1,490,567.42
        January 2, 2012              1,490,567.42
           July 2, 2012              1,490,567.42
        January 2, 2013              1,490,567.42
           July 2, 2013              1,490,567.42
        January 2, 2014              1,490,567.42
           July 2, 2014              1,490,567.42
        January 2, 2015              1,490,567.42
           July 2, 2015              1,490,567.42
        January 2, 2016              1,490,567.42
           July 2, 2016              1,490,567.42
        January 2, 2017              1,490,567.42
           July 2, 2017              1,490,567.42
        January 2, 2018              1,490,567.42

                                  SCHEDULE 2A
                                  -----------

                       BAREBOAT MARKET HIRE DETERMINATION

                                  SCHEDULE 2B
                                  -----------

                     DETERMINATION OF BAREBOAT MARKET RATE
                     -------------------------------------

    (c) The Vessel's Net Time Charter Rate shall be determined by aggregating net time charter earnings from all voyages for Affiliates of the Guarantor and/or third party charters commenced and concluded during the Rate Period and a pro rata portion of such earnings from voyages occurring partially during the Rate Period and dividing by the total number of days in the Rate Period less any days where the Vessel was bareboat chartered to a party not an Affiliate of the Guarantor.

    (d) Daily Operating Costs for each Rate Period will be the budgeted operating costs for the Vessel for the calendar year in which such Rate Period occurs (which shall be obtained from the operator by the end of October for the upcoming year) divided by the actual number of days in the year. At the end of each calendar year the actual operating costs will be audited and the difference will be added to or subtracted from the budget for the next calendar year as the case may be. Daily Operating Costs will include manning, provisions, stores, voyage repairs (excluding drydock costs, which include planned overhauls and modifications, as provided in the Joint Venture Agreement), insurance, etc. for the Vessels, plus any approved Vessel expenses incurred by the Charterer on behalf of the Company, plus a Vessel management fee of $425/day/Vessel which is subject to annual adjustment for inflation using the U.K. Retail Price Index. If the Charterer self insures the Vessels for Hull and Machinery, a proforma Hull and Machinery premium will be included as determined by an independent insurance broker.

    (e) With the exception of the case where the Vessel is bareboat chartered to a party other than an Affiliate of the Guarantor, the Bareboat Market Rate for the Vessel will be calculated by deducting the Vessel's Daily Operating Costs from its Net Time Charter Rate. In the event that the Vessel is bareboat chartered to a party other than an Affiliate of the Guarantor during all or any part of the Rate Period, the bareboat charter rate received from the third party shall be the Bareboat Market Rate during the term of that charter.


  2. Bareboat Market Hire for any period of less than six months at the commencement or conclusion of the Charter shall be determined in accordance with the foregoing principles and appropriately prorated.

                                   SCHEDULE 3
                                   ----------
                              TERMINATION VALUES
                              ------------------


                                        Termination
Termination Value                       Value/*/
Determination Date/*/                   $
------------------                      -----------
January 2, 1998............             26,476,244.36
July 2, 1998...............             27,361,874.73
January 2, 1999............             28,277,129.44
July 2, 1999...............             29,222,999.42
January 2, 2000............             30,200,508.75
July 2, 2000...............             30,473,878.87
January 2, 2001............             30,002,662.70
July 2, 2001...............             29,515,684.34
January 2, 2002............             29,012,416.56
July 2, 2002...............             28,492,314.47
January 2, 2003............             27,954,814.97
July 2, 2003...............             26,399,336.10
January 2, 2004............             26,825,276.47
July 2, 2004...............             26,232,014.55
January 2, 2005............             25,618,908.01
July 2, 2005...............             24,985,293.06
January 2, 2006............             24,330,483.69
July 2, 2006...............             23,653,770.95
January 2, 2007............             22,954,422.16
July 2, 2007...............             22,231,680.16
January 2, 2008............             21,484,762.44
July 2, 2008...............             20,712,860.32
January 2, 2009............             19,915,139.07
July 2, 2009...............             19,090,732.02
January 2, 2010............             18,238,749.58
July 2, 2010...............             17,358,268.33
January 2, 2011............             16,448,334.99
July 2, 2011...............             15,507,964.37
January 2, 2012............             14,536,138.35
July 2, 2012...............             13,531,804.76
January 2, 2013............             12,493,876.20
July 2, 2013...............             11,421,228.94
January 2, 2014............             10,312,701.62
July 2, 2014...............              9,167,094.07
January 2, 2015............              7,983,165.94
July 2, 2015...............              6,759,635.42
January 2, 2016............              5,495,177.80
July 2, 2016...............              4,188,424.08
January 2, 2017............              2,837,959.44
July 2, 2017...............              1,442,321.76
January 2, 2018............                      0.00

--------------------
/*/ In addition, any Business Day in between the dates shown above shall be a Termination Value Determination Date, and the Termination Value for each such date shall be the Termination Value shown above for the preceding January 2 or July 2 together with interest accrued or accreted on such amount in accordance with the terms of the Secured Note from the later of the Closing Date or the previous January 2 or July 2.